Form of

INDEMNIFICATION AGREEMENT
This INDEMNIFICATION AGREEMENT is made this day of March 12, 2013 (this “Agreement”) by and between Artisan Partners Asset Management Inc., a Delaware corporation (the “Company”), and _______________ (“Indemnitee”).
WHEREAS, Indemnitee is [[a director [and an officer]] of the Company] [and also] [serves on the stockholders committee pursuant to the Stockholders Agreement, dated as of March 12, 2013, to which the Company is a party (the “Stockholders Agreement”)];
WHEREAS, [Section 12.2 of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and ] Article V of the Company’s Amended and Restated Bylaws (the “Bylaws”) provide[s] for the indemnification by the Company of Indemnitee to the fullest extent permitted by Delaware law and permit[s] the Company to supplement Indemnitee’s rights to indemnification thereunder;
WHEREAS, as additional consideration for the services of Indemnitee, the Company has obtained at its expense directors’ and officers’ liability insurance (“D&O Insurance”) covering Indemnitee with respect to Indemnitee’s position[s] as permitted under Section 5.2 of the Bylaws;
WHEREAS, in order to induce Indemnitee to serve as a [director [and an officer]] of the Company] [and ][serve on the stockholders committee pursuant to the Stockholders Agreement] and assume the responsibilities attendant to such position[s], the Company has determined that it is in its best interests to assure Indemnitee of the protection currently provided by the [Certificate, the] Bylaws and the D&O Insurance and provide certain enhancements to such protection to the fullest extent permitted by Delaware law;
WHEREAS, the Company desires to provide Indemnitee the rights to indemnification and advance payment or reimbursement of expenses as described below;
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Indemnitee do hereby covenant and agree as follows:
Section 1. Definitions. As used in this Agreement, the following terms shall have the meanings assigned below. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.
(a)    A “Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, such security.
(b)    “Board” means the Board of Directors of the Company.
(c)    “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)
any Person or any group of Persons acting together that would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provisions thereto, other than the Permitted Owners or a group consisting solely of Permitted Owners, is or becomes the Beneficial Owner, directly or indirectly, of equity interests of the Company representing more than 50% of the combined voting power represented by all issued and outstanding equity interests in the Company; or

(ii)
less than a majority of the members of the Board shall be individuals who are either (x) members of the Board at the time of the completion of the Reorganization or (y) members of the Board whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the members of the Board then in office who are individuals described in clause (x) above or in this clause (y); or

(iii)
there is consummated a merger or consolidation of the Company or a material subsidiary of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (y) the voting securities of the Company outstanding immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof; or

(iv)
the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, except with respect to Clause (ii) and Clause (iii)(x) above, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the record holders of the shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(d)    The term “Company” shall include any predecessor of the Company and any constituent corporation (including any constituent of a constituent) absorbed by the Company in a consolidation or merger.
(e)    “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(f)    “Expenses” shall include all reasonable fees, costs and expenses, including without limitation, all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, ERISA excise taxes or penalties assessed on Indemnitee with respect to an employee benefit plan, Federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, penalties and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating in or preparing to be a witness in a Proceeding, whether civil, criminal, administrative or investigative. Expenses also shall include expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent.
(g)    [“Indemnification Priority Agreement” means the Indemnification Priority Agreement between the Company and Indemnitee, dated as of March 12, 2013.]
(h)    “Independent Counsel” shall mean a law firm or a member of a law firm that is experienced in matters of Delaware corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
(i)    “Permitted Counterclaims” means any compulsory counterclaim or any affirmative defense asserted by Indemnitee or any counterclaim asserted by Indemnitee that directly responds to a claim against Indemnitee that, if successful, would negate one or more of the affirmative claims against Indemnitee.
(j)    “Permitted Owners” means Artisan Investment Corporation (or any successor entity thereto that is Controlled by Andrew A. Ziegler and Carlene M. Ziegler), employees of the Company and its affiliates and those Persons who immediately prior to the Reorganization are the holders of Class A common units, Class B common units and preferred units of Artisan Partners Holdings LP.
(k)    “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.
(l)    “Position” means Indemnitee’s capacity, status or service as any of (i) a present or former director, officer, employee, consultant or agent of the Company, (ii) a present or former member of the stockholders committee pursuant to the Stockholders Agreement, or (iii) a present or former director, officer, employee, consultant or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise if the Indemnitee serves or served in such position at the request of the Company or any of its subsidiaries during a time the Indemnitee also served as a director or officer of the Company.
(m)    “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative, and whether brought by a third party or by or in the right of the Company, individually or collectively.
(n)    “Reorganization” means the initial public offering of Class A common stock of the Company and the related series of transactions by the Company and Artisan Partners Holdings LP to reorganize their capital structures.
Section 2.    Indemnification – General. Subject to the terms and conditions of this Agreement, the Company shall indemnify Indemnitee, to the fullest extent permitted by Delaware law, the Certificate of Incorporation and the Bylaws, each as in effect on the date hereof and as may be amended to provide more advantageous rights to Indemnitee, against any Expenses (including with respect to Permitted Counterclaims), judgments, liabilities, fines, penalties, amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) and other amounts actually and reasonably incurred by Indemnitee or on his behalf in connection with any Proceeding that Indemnitee was, is or is threatened to be made a party to, or was or is otherwise involved in, by reason of facts which include Indemnitee’s holding or having held any Position. [For the avoidance of doubt, nothing in the Bylaws shall be construed to limit the rights of Indemnitee to indemnification and advancement of Expenses provided hereunder.]
Section 3.    Expenses. Subject only to the terms and conditions of this Agreement, and to the fullest extent permitted by applicable law, upon receipt by the Company of an undertaking by or on behalf of Indemnitee to repay Expenses if it shall ultimately be determined (without further rights of appeal) that Indemnitee is not entitled to be indemnified by the Company, the Company shall promptly, but in no event later than 10 days after the receipt by the Company of a statement or statements requesting such advances, pay or reimburse Expenses incurred by Indemnitee in connection with any Proceeding that Indemnitee was, is or is threatened to be made a party to, or was or is otherwise involved in, by reason of facts which include Indemnitee’s holding or having held the Position (excluding Indemnitee’s counterclaims other than Permitted Counterclaims). Indemnitee’s obligation to reimburse the Company shall be unsecured, and no interest shall be charged thereon. The undertaking under this Section 3 shall be an unlimited general obligation of Indemnitee, shall be accepted without regard to Indemnitee’s ability to repay the Expenses and shall be unsecured.
Section 4.    Limitations.
(a)    The Company shall not be required to reimburse, advance or pay Expenses to Indemnitee pursuant to this Agreement in connection with any Proceeding initiated by Indemnitee, unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding, (ii) the Company agrees to pay or reimburse Expenses, in its sole discretion, pursuant to powers vested in the Company under applicable law, (iii) the Proceeding is one to obtain indemnification or advance payment or reimbursement of Expenses under this Agreement, the Certificate of Incorporation or the Bylaws, or (iv) such Expenses arise in connection with a Permitted Counterclaim.
(b)    The Company shall not be obligated under this Agreement to indemnify Indemnitee or advance or reimburse Indemnitee’s Expenses to the extent the Proceeding alleges claims under Section 16(b) of the Exchange Act, unless Indemnitee has been successful on the merits, received the written consent to incurring the Expense or settled the case with the written consent of the Company, in which case the Company shall indemnify and reimburse Indemnitee. In addition, the Company shall not indemnify Indemnitee for the amount of any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as amended, or payment to the Company of profits arising from the purchase and sale by Indemnitee of securities within the meaning of Section 306 of the Sarbanes-Oxley Act of 2002, as amended).
Section 5.    Recovery for Expenses of Enforcement. In the event that the Indemnitee becomes a party to any Proceeding (whether initiated by the Indemnitee or by the Company) seeking an adjudication or determination of the Indemnitee’s rights to indemnification or advancement under, or Indemnitee’s rights to recover damages for breach of, this Agreement, then (i) the Company shall advance any and all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with such Proceeding (subject to Indemnitee’s providing a signed undertaking to repay such Expenses to the extent the Indemnitee is ultimately found not to be entitled to indemnification for such Expenses), and (ii) Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by or on behalf of such Indemnitee in connection with such Proceeding, but in the case of the foregoing clause (ii) only if (and only to the extent) the Indemnitee prevails therein. If it shall be determined in said Proceeding that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by or on behalf of the Indemnitee in connection with such Proceeding shall be appropriately prorated.
Section 6.    Standard of Conduct.
(a)     No claim for indemnification shall be paid by the Company unless the Company has determined that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Unless ordered by a court, such determinations shall be made: (i) prior to a Change in Control (a) by a majority vote of the Company’s directors who are not parties to the Proceeding (“Disinterested Directors”) for which indemnification is sought, even though less than a quorum, (b) by a committee of Distinterested Directors designated by a majority vote of the Company’s directors, even though less than a quorum, (c) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel (selected by a majority vote of the Company’s directors and approved by Indemnitee, which approval shall not unreasonably be withheld or delayed) in a written opinion, a copy of which shall be delivered to Indemnitee, or (d) by the Company’s stockholders, or (ii) following a Change in Control, by Independent Counsel (selected by Indemnitee and approved by the Company, which approval shall not unreasonably be withheld or delayed) in a written opinion, a copy of which shall be delivered to Indemnitee. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including without limitation, a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including, without limitation, providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom to the fullest extent permitted by applicable law.
(b)     For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on good faith reliance on (i) the records or books of account of the Company, including financial statements, (ii) information supplied to Indemnitee by the directors or officers of the Company in the course of their duties as to matters Indemnitee reasonably believed were within such other person’s competence, (iii) the advice of legal counsel for the Company, its Board, any committee of the Board or any director as to matters Indemnitee reasonably believed were within such other person’s professional or expert competence, or (iv) information or records given or reports made to the Company, its Board, any committee of the Board or any director, by an independent certified public accountant or by an appraiser or other expert as to matters Indemnitee reasonably believed were within such other person’s professional or expert competence. The provisions of this Section 6 (b) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(c)    The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 7.    Remedies of Indemnitee.
(a)     In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) no determination has been made pursuant to Section 6 of this Agreement within 60 days of a demand by Indemnitee for indemnification (which 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making such determination in good faith require(s) such additional time for the obtaining or evaluating of documentation and/or information relating to such determination or for other good cause shown), (iii) advance payment or reimbursement of Expenses is not timely made pursuant to Section 3 hereof, (iv) payment of indemnification is not timely made pursuant to Section 2 hereof promptly after the date of notice to the Company of the determination that Indemnitee is entitled to indemnification or (v) if it is determined that Indemnitee is entitled to indemnification pursuant to Section 6(a), payment to Indemnitee is not made 10 days after such determination, Indemnitee shall be entitled to bring an action against the Company in accordance with Section 24.
(b)     Neither the failure of the Company (including its Board, Independent Counsel, or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of the claimant is proper under the circumstances because Indemnitee has met the standard of conduct set forth in applicable law, nor an actual determination by the Company (including its Board, the Independent Counsel, or its stockholders) that Indemnitee had not met such applicable standard of conduct, shall be a defense to the action. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law in the absence of a specific finding so stating.
(c)     Any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects on a de novo basis on the merits and any earlier determination pursuant to Section 6(a) shall not create any presumption that Indemnitee has not met the applicable standard of conduct or that Indemnitee is not entitled to indemnification under this Agreement. In any judicial proceeding commenced pursuant to this Section 7, Indemnitee shall be presumed to be entitled to be indemnified and to receive advances of Expenses under this Agreement, and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified and to receive advances of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 6(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding pursuant to this Section 7, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 3 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed). If a determination shall have been made pursuant to Section 6(a) hereof that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law.
(d)     The Company shall be precluded from asserting in any proceeding commenced or held pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such proceeding that the Company is bound by all the provisions of this Agreement.
(e)    If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company as provided in Section 2 or the advancement or repayment of Expenses as provided in Section 3 with respect to some but not all liabilities or Expenses, respectively, the Company shall nevertheless indemnify Indemnitee and advance or reimburse Indemnitee’s Expenses for the portion thereof to which Indemnitee is entitled. If the Company disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.
Section 8.    Defense of Claims.
(a)    The Company shall be entitled at its own expense to participate in the defense of any Proceeding or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee, by providing written notice to Indemnitee of its election to do so; provided, however, that if Indemnitee believes, after consultation with counsel selected by Indemnitee (which shall be paid for by the Company), that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such claim (including any impleaded parties) include both the Company and Indemnitee, and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Proceeding) at the Company’s expense. Furthermore, if the Company has elected to assume or participate in the defense of any Proceeding but shall not, in fact, have retained a law firm to prosecute the defense of such Proceeding within 30 days, then Indemnitee shall be entitled to retain counsel (provided, however, Indemnitee shall not retain more than one law firm plus, if applicable, local counsel in respect of any particular Proceeding) at the Company’s expense, provided that the Company may replace such counsel in accordance with the first sentence of this Section 8(a).
(b)    The Company shall not settle any Proceeding (in whole or in part) which would impose any expense, liability or limitation on Indemnitee without Indemnitee’s prior written consent. Indemnitee shall not settle any Proceeding (in whole or in part) that would impose any expense, liability or limitation on the Company without the Company’s prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold or delay its or his or her consent to any proposed settlement; provided, however, that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee in form and substance reasonably satisfactory to Indemnitee.
Section 9.    Confidentiality. Except as required by law or as otherwise becomes public, Indemnitee agrees to keep confidential any information that arises in connection with this Agreement, including but not limited to claims for indemnification or the advance payment or reimbursement of Expenses, amounts paid or payable under this Agreement and any communications between the parties hereto, except that Indemnitee may disclose such information to its agents and advisors (including financial advisors, attorneys and accountants) on a need to know basis, provided that such persons observe the confidentiality terms of this Agreement.
Section 10.    Nonexclusivity. The rights of Indemnitee under this Agreement shall not be deemed exclusive and shall be in addition to, and not in lieu of, any right of indemnification or advance payment or reimbursement of Expenses Indemnitee may have under the Certificate of Incorporation or Bylaws. To the extent that a change in Delaware law (whether by statute or judicial decision), the Certificate of Incorporation or Bylaws permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.
Section 11.    Inconsistent Provision. To the extent that any other agreement or undertaking of the Company [(other than the Indemnification Priority Agreement)] is inconsistent with the terms of this Agreement, this Agreement shall govern.[ To the extent of any inconsistency between the terms of this Agreement and the Indemnification Priority Agreement, this Agreement shall be construed to give effect to the terms, intent and purpose of the Indemnification Priority Agreement.]
Section 12.    No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee under this Agreement to the extent that Indemnitee has otherwise actually received payment of amounts otherwise payable hereunder.
Section 13.    Subrogation. [Subject to the terms of, and except as otherwise provided in, the Indemnification Priority Agreement, in][ In] the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee (under any insurance policy or otherwise), who shall execute all papers required and shall do everything necessary to secure such rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.
Section 14.    Notice by Indemnitee. Indemnitee shall notify the Company in writing as soon as reasonably practicable upon having actual knowledge of a Proceeding (including by being served with any summons, citation, subpoena, complaint, indictment, information or other document) relating to any matter which may result in a claim for indemnification or the advance payment or reimbursement of Expenses covered hereunder; provided that failure to provide such notice shall not relieve the Company of any obligation hereunder except and only to the extent that the Company is materially prejudiced thereby. As a condition to indemnification or the advance payment or reimbursement of Expenses, any demand for payment by Indemnitee hereunder shall be in writing and shall provide reasonable accounting for the Expenses to be paid by the Company.
Section 15.    Directors and Officers Insurance.
(a)    As of the date hereof, the Company shall have obtained, and shall maintain without any lapse in coverage, directors’ and officers’ liability insurance (“D&O Insurance”) with reputable insurance companies providing liability insurance for directors and certain officers of the Company and member of the stockholders committee in their capacities as such (and for any capacity in which any director or officer of the Company serves any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other person or enterprise at the request of the Company), in respect of acts or omissions occurring while serving in such capacity, on terms with respect to coverage and amount (including with respect to the payment of expenses) no less favorable than those of such policy in effect on the date hereof except for any changes approved by the Board which approval occurs prior to the occurrence of any Change in Control.
(b)    [During the time period he or she serves the Company as a director of the Company, Indemnitee shall be covered by the Company’s D&O Insurance policies in effect from time to time in accordance with the applicable terms to the maximum extent of the coverage available to the most favorably insured of the Company’s then current directors under such policy or policies.] [During the time period he or she serves the Company [as an officer of the Company][as a member of the stockholders committee], Indemnitee shall be covered by the Company’s D&O Insurance policies in effect from time to time in accordance with the applicable terms to the maximum extent of the coverage available for any similarly situated person at the Company under such policy or policies.] [The Company shall continue to maintain D&O Insurance covering Indemnitee, to the maximum extent of the coverage available to the most favorably insured of the Company’s then current directors under such policy or policies, for a period of at least six years after the Indemnitee’s service as a director of the Company has concluded.] [The Company shall continue to maintain D&O Insurance covering Indemnitee, to the maximum extent of the coverage available for any similarly situated person at the Company, for a period of at least six years after the Indemnitee’s service as an officer or director of the Company has concluded.]
(c)    Promptly after receiving notice of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Company shall give notice of such Proceeding to the insurers under the Company’s D&O Insurance in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable actions to cause insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. The failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement or limit the rights of Indemnitee hereunder. Indemnitee shall not knowingly take any action that jeopardizes or otherwise waives D&O Insurance coverage under any policy then in effect.
(d)    Upon request by Indemnitee, the Company shall provide to Indemnitee copies of the D&O Insurance policies as in effect from time to time. The Company shall promptly notify Indemnitee of any material changes in such insurance coverage, and of any expiration or lapse of all or any part of such insurance coverage.
Section 16.    Severability. If any provision of this Agreement shall be held to be invalid, inoperative or unenforceable as applied to any particular case or in any particular jurisdiction, for any reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other distinguishable case or jurisdiction, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity, inoperability or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Agreement shall not affect any other remaining part of this Agreement.
Section 17.    Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, Indemnitee and Indemnitee’s heirs, personal representatives, executors and administrators and upon the Company and its successors and assigns.
Section 18.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.
Section 19.    Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
Section 20.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
Section 21.    Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand, on the date delivered, (ii) mailed by certified or registered mail, with postage prepaid, on the third business day after the date on which it is mailed or (iii) sent by guaranteed overnight courier service, with postage prepaid, on the business day after the date on which it is sent:

(a)	If to Indemnitee, to the Indemnitee: At the address set forth on the signature page hereof.

(b)	If to the Company, to: Artisan Partners Asset Management Inc. 875 E. Wisconsin Avenue, Suite 800 Milwaukee, Wisconsin 53202 Attention: General Counsel E-mail: contractnotice@artisanpartners.com with copies to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Catherine M. Clarkin
Section 22.    Term of Agreement. This Agreement shall continue and terminate upon the later of: (i) ten years after the date that Indemnitee shall have ceased to serve in a Position or (ii) six months after the final termination of all pending Proceedings (commenced prior to the expiration of ten years after the date that Indemnitee shall have ceased to serve in a Position) in respect of which Indemnitee is granted rights of indemnification, contribution or allowance of Expenses hereunder. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, this Agreement shall continue for such period of time following the final termination of any such Proceeding referenced in the previous sentence, and shall not terminate until the expiration of such period of time, as may be reasonably necessary for Indemnitee to enforce rights and remedies pursuant to this Agreement.
Section 23.    Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of Delaware.
Section 24.    Consent to Jurisdiction.
(a)    Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery the State of Delaware or, if such Court declines jurisdiction, the courts of the State of Delaware sitting in Wilmington, Delaware and of the United States District Court for the District of Delaware sitting in Wilmington, Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the fullest extent permitted by applicable law, in such United States District Court. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    Each party irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 24(a). Each party irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.
(c)    Each party irrevocably consents to service of process in the manner provided for notices in Section 21. Nothing in this Agreement shall affect the right of any party to serve process in any other manner permitted by law.
Section 25.    Contribution.
     (a) Whether or not the indemnification provided for in this Agreement is available, nothing in this Agreement shall be construed as a limitation on Indemnitee’s statutory, common-law or other legal rights to contribution from the Company, or from its directors, officers, employees, agents and/or stockholders where otherwise appropriate and to the extent permitted by law.
     (b) Without diminishing or impairing the rights set forth in clause (a) above, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any liabilities or Expenses in any Proceeding in which the Company is jointly liable with Indemnitee, the Company shall contribute to the amount of liabilities and Expenses incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all directors and officers of the Company and employees and agents of the Company, other than Indemnitee, who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, from the event(s) or transaction(s), the action or inaction, or alleged action or inaction, from which the Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all directors and officers of the Company and employees and agents of the Company, other than Indemnitee, who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, in connection with the event(s) or transaction(s), action or inaction, or alleged action or inaction, from which the Proceeding arose, as well as any other equitable considerations that may be required to be considered under applicable law. The relative fault of the Company and all directors and officers of the Company and employees and agents of the Company, other than Indemnitee, who are jointly liable with Indemnitee, on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which the event(s) or transaction(s), their action or inaction, or their alleged action or inaction, was motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct was active or passive.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.
ARTISAN PARTNERS ASSET MANAGEMENT INC.
By:______________________________________

INDEMNITEE:
_________________________________________

Address: